CARNEGIE BANCORP [LOGO]

FOR IMMEDIATE RELEASE

                        CARNEGIE EARNINGS TOP $2 MILLION
                            FOR SECOND STRAIGHT YEAR
                        CASH & STOCK DIVIDENDS DECLARED

Princeton, New Jersey--February 3, 1997. Carnegie Bancorp announced net income after taxes for 1996 of $2,144,000, compared to $2,128,000 for 1995. Primary and fully diluted net income per share for 1996 were $1.01 and $1.00 respectively, compared to $1.08 per share primary and $1.07 per share fully diluted net income for 1995.

According to Thomas L. Gray, Jr., President and CEO, "Although year-to-year net income only increased by $16,000, that is impressive considering Carnegie had four newly opened branch offices operating at a loss in 1996. Additionally, much of the increase in the provision for loan losses during 1996 was attributable to the very strong growth in the loan portfolio. The year a loan is booked, the Bank's income is impacted by the provision, without the benefit of a full year of interest income. We expect these new loans to add to the Company's earnings in future periods."

Carnegie's total assets grew 37% to $343 million at year end 1996, compared to $251 million for the previous year. Also for the year, total loans rose to over $263 million, compared to $163 million at December 31, 1995, for an increase of more than 62%. Carnegie posted $303 million in total deposits as of December 31, 1996, representing an increase of 44%, compared to 1995. President Gray stated, "We are most gratified to see the bank achieve such excellent growth while maintaining such high performance in earnings and asset quality."

In recognition of the earnings, the Board of Directors of Carnegie Bancorp recently declared an increase in its regular quarterly cash dividend to $.14 per share. The dividend will be paid on March 19, 1997 to shareholders of record on February 19, 1997. This represents the 21st consecutive quarter in which the Company has paid a cash dividend. Carnegie's solid earnings have enabled the company to consistently pay a quarterly cash dividend, beginning with $.06 per share in 1992, $.08 per share in 1993, $.10 per share in 1994, $.12 per share in 1995, $.12 per share in the first three quarters of 1996 and $.13 per share in the fourth quarter of 1996. The Carnegie Board simultaneously declared a 5% stock dividend, also to be paid on March 19, 1997 to shareholders of record on February 12, 1997. The record date for the stock dividend is a week prior to the record date for the cash dividend so that the cash dividend will be received on the new shares from the stock dividend as well. This is the eighth consecutive year that Carnegie has paid a 5% stock dividend.

Carnegie Bank, N.A., a national bank headquartered in Princeton, New Jersey, is the single subsidiary of Carnegie Bancorp. Carnegie Bank, N.A. serves small businesses, professionals and high net worth individuals through its eight branches located in Princeton, Hamilton, Marlton, Denville, Toms River, Montgomery Township and Flemington, New Jersey as well as Langhorne, Pennsylvania. A merger agreement with Regent Bancshares Corp. of Philadelphia, originally signed in August 1995, was mutually terminated on January 14, 1997. The two companies had shifted their respective strategic focus during the merger agreement period.

The Company's stock is listed on the Nasdaq National Market System. Its trading symbol for common stock is CBNJ and for warrants is CBNJW.

FOR FURTHER INFORMATION, PLEASE CONTACT: THOMAS L. GRAY, JR., President

Financial highlights attached

  619 Alexander Rd., Princeton, NJ 08540  o  606-520-0601  o  Fax 609-520-9722

CARNEGIE BANCORP AND SUBSIDIARY
CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                             December 31,   December 31,
                                                                                1996           1995
                                                                             ------------   ------------
                                                                      (000's omitted except per share data)
ASSETS
Cash and cash equivalents:
  Cash and due from banks .................................................    $ 16,745       $ 10,207
  Federal funds sold ......................................................        --            --
                                                                               --------      --------
      Total cash and cash equivalents .....................................      16,745        10,207
                                                                               --------      --------
Investment Securities:
  Available for sale ......................................................      30,015        70,577
  Held to maturity ........................................................      23,359          --
                                                                               --------      --------
      Total investment securities .........................................      53,374        70,577
                                                                               --------      --------
Loans, net of allowance for loan losses of $2,665 at December 31, 1996
  and $1,754 at December 31, 1995 .........................................     263,797       162,587
Premises and equipment, net ...............................................       4,482         3,722
Other real estate owned ...................................................         473          --
Accrued interest receivable and other net assets ..........................       4,488         3,469
                                                                               --------      --------
      Total Assets ........................................................    $343,357      $250,562
                                                                               ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing demand deposits ....................................    $ 42,372      $ 40,944
  Interest bearing deposits:
    Savings deposits ......................................................     139,671        70,430
    Other time deposits ...................................................      62,008        54,327
    Certificates of deposit $100,000 and over .............................      58,511        44,500
                                                                               --------      --------
      Total deposits ......................................................     302,582       210,201
                                                                               --------      --------
Short-term borrowings .....................................................       1,000        17,500
Long-term debt ............................................................      14,425          --
Accrued interest payable and other liabilities ............................       1,628         1,067
                                                                               --------      --------
      Total liabilities ...................................................     319,615       228,768
                                                                               --------      --------
Commitments and contingencies
Stockholders' equity:
  Common stock, no par value, authorized 5,000,000 shares;
    issued and outstanding 1,940,942 at December 31, 1996
    and 1,754,441 at December 31, 1995 ....................................       9,705         8,772
  Capital surplus .........................................................      12,711        10,869
  Undivided profits .......................................................       1,630         1,713
  Net unrealized holding gains (losses) on securities available for sale ..        (204)          440
                                                                               --------      --------
      Total stockholders' equity ..........................................      23,742        21,794
                                                                               --------      --------
      Total Liabilities and Stockholders' Equity ..........................    $343,357      $250,562
                                                                               ========      ========

BOOK VALUE PER SHARE ......................................................      $11.65        $11.27

ADJUSTED SHARES OUTSTANDING (after 5% stock dividend declared 1/15/97) ....   2,037,989     1,934,271

CARNEGIE BANCORP AND SUBSIDIARY
CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                                         Year Ended December 31,
                                                         -----------------------
                                                            1996         1995
                                                          ---------     -------
                                                          (000's omitted except
                                                             per share data)

Interest income:
  Loans, including fees ...............................    $20,225      $14,727
  Federal funds sold ..................................        106          475
  Investment securities:
    Taxable ...........................................      3,750        2,535
    Tax-exempt ........................................        383          969
                                                           -------      -------
      Total interest income ...........................     24,464       18,706
                                                           -------      -------
Interest expense:
  Savings deposits ....................................      3,519        3,096
  Other time deposits .................................      3,448        2,947
  Certificates of deposit $100,000 and over ...........      2,128        2,124
  Borrowed funds ......................................      1,789          297
                                                           -------      -------
      Total interest expense ..........................     10,884        8,464
                                                           -------      -------
      Net interest income .............................     13,680       10,242

Provision for loan losses .............................      1,609          369
                                                           -------      -------
      Net interest income after provision
        for loan losses ...............................     11,971        9,873
                                                           -------      -------
Non-interest income:
  Service fees on deposit .............................        422          433
  Other fees and commissions ..........................        339          311
  Gain on sale of other real-estate owned .............        294         --
  Investment securities gains .........................        399          132
  Investment securities losses ........................        (94)        (132)
                                                           -------      -------
      Total non-interest income .......................      1,360          744
                                                           -------      -------
Non-interest expense:
  Salaries and wages ..................................      3,826        2,683
  Employee benefits ...................................        858          692
  Occupancy expense ...................................      1,466        1,024
  Furniture and equipment .............................        915          583
  Other ...............................................      2,989        2,742
                                                           -------      -------
      Total non-interest expense ......................     10,054        7,724
                                                           -------      -------
      Income before income taxes ......................      3,277        2,893
Income tax expense ....................................      1,133          765
                                                           -------      -------

Net income ............................................    $ 2,144      $ 2,128
                                                           =======      =======

Per Common Share:
  Net income--primary .................................      $1.01        $1.08
  Net income--fully diluted ...........................      $1.00        $1.07

Weighted average shares outstanding, adjusted for
  5% stock dividend declared 1/15/97 (in thousands):
    Primary ...........................................      2,125        1,973
    Fully Diluted .....................................      2,142        1,990